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                                                                    EXHIBIT 10.4

                              COMERICA INCORPORATED
                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of __________, 2___ is between Comerica Incorporated (the "Company") and __________ (the "Optionee"). Unless otherwise defined herein, capitalized terms used herein which are defined in the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan (the "Plan") have the same respective meanings as are set forth in the Plan. A copy of the Plan will be provided to the Optionee upon request.

                                   WITNESSETH:

1. GRANT OF OPTION. Pursuant to the provisions of the Plan, the Company hereby awards the Optionee, subject to the terms and conditions of the Plan (incorporated herein by reference), and subject further to the terms and conditions in this Agreement, the right and option to purchase from the Company, all or any part of an aggregate of __________ shares (the "Shares") of common stock ($5.00 par value per Share) of the Company ("Common Stock") at the purchase price of $_____ per Share (the "Option").

2. EXPIRATION DATE. The Option shall expire on _________, unless it expires or is canceled earlier in accordance with the provisions of the Plan.

3. EXERCISE OF OPTION. This Option is exercisable in the following manner:

                                                                                                Maximum Percentage of Shares
                Date                                                                               Available for Exercise
                ----                                                                            ----------------------------
On or after______________________ [generally 1 year from January of grant year]                              25%
On or after______________________ [generally 2 years from January of grant year]                             50%
On or after______________________ [generally 3 years from January of grant year]                             75%
On or after______________________ [generally 4 years from January of grant year]                            100%

In the event of the Optionee's termination of employment for any reason (including, without limitation, by reason of the Optionee's death or Disability) other than Retirement, prior to the date the Optionee's Option is 100% vested, the Optionee's Option shall be exercisable, to the extent vested at the date of the Optionee's termination, for the period specified in Section 6(A)(4) of the Plan. In the event of the Optionee's termination due to Retirement, this Option will be canceled if it was granted in the year of Retirement; if it was not granted in the year of Retirement, it will continue to vest and be exercisable as specified in Section 6(A)(4)(a) of the Plan. Notwithstanding the foregoing, the Optionee's Option shall be 100% fully and immediately exercisable upon the occurrence of a Change of Control of the Company.

Any exercise shall be initiated by written notice to the Compensation Department of the Company specifying the number of Shares being exercised and the year of grant, and shall be accompanied by payment of the aggregate purchase price for such Shares. Optionee shall be subject to applicable tax withholding required in connection with any Option exercise.

4. CANCELLATION OF OPTION. The Committee has the right to cancel all or any portion of the Option granted herein in accordance with Section 4 of the Plan if the Committee determines in good faith that the Optionee has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) were terminated for cause; (vi) engaged in any activity in competition with the business of the Company or any subsidiary or affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Delegate shall have the power and authority to suspend all or any portion of the Option granted herein if the Delegate makes in good faith the determination described in the foregoing sentence. Any such suspension of an Option shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This paragraph 4 shall have no application for a two year period following a Change of Control of the Company.

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5. COMPLIANCE WITH LAWS AND REGULATIONS. This Option and the obligation of the
Company to sell and deliver the Shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

6. OPTIONEE BOUND BY PLAN. Optionee agrees to be bound by all terms and provisions of this Agreement and of the Plan, including terms and provisions adopted after the granting of this Option but prior to the complete exercise of the Option. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control.

7. NOTICES. Any notice to the Company under this Agreement shall be in writing to the following address or facsimile number: Human Resources - Compensation, Comerica Incorporated, 500 Woodward Ave., MC 3122, Detroit, MI 48226; Facsimile
Number: 313-964-3153. The Company will address any notice to the Optionee to the Optionee's current address according to the Company's personnel files. All written notices provided in accordance with this paragraph shall be deemed to be given when (a) delivered to the appropriate address(es) by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile to the appropriate facsimile number(s), with confirmation by telephone of transmission receipt; or (c) received by the addressee(s), if sent by U.S. mail to the appropriate address or by Company inter-office mail to the appropriate mail code. Either party may designate in writing some other address or facsimile number for notice under this Agreement.

8. NONTRANSFERABILITY. This Option shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by the Optionee, or by the Optionee's guardian or legal representative.

9. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.

11. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on an employee any right to continue in the employment of the Company or its Affiliates or in any way affect the Company's or its Affiliates' right to terminate the employee's employment without prior notice at any time for any reason or for no reason.

IN WITNESS WHEREOF, Comerica Incorporated has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first above written.

COMERICA INCORPORATED

By:________________________
Name:
Title:

_____________________         _______________________      ___________________
Recipient's Signature         Print Name                   Social Security No.

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